Exhibit 99.1

       JoS. A. Bank Clothiers Reports Preliminary 2004 Results;
                 Net Income Increases 50% in FY2004;
              Company Expects Record Earnings in FY2005

    HAMPSTEAD, Md.--(BUSINESS WIRE)--April 4, 2005--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market:JOSB) announces today preliminary results for its year ended January 29, 2005 (FY2004).
    The Company's preliminary results reflect a) net income for FY2004 increased 50% to $24.5 million, compared with FY2003 net income of $16.3 million; and b) earnings per share for FY2004 increased 47% to $1.72, compared with FY2003 earnings per share of $1.17, representing another year of record earnings.
    The Company also announces that it expects earnings per share for the year ending January 28, 2006 (FY2005) to increase to at least $2.00 to $2.05. To help support the continued profit growth, the Company expects to open 60 to 75 stores in FY2005, with 18 to 20 stores opening in the first half of FY2005 and the remainder opening in the second half.
    All current and historical earnings per share amounts noted in this news release represent diluted earnings per share adjusted for two stock dividends that were distributed to stockholders in FY2004.
    Attached hereto are the preliminary restatements of the Company's FY2003 financial statements and the preliminary presentation of the Company's FY2004 financial statements. As more fully set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 25, 2005, and like many other companies in the retail industry, the Company has determined to restate certain of its financial statements in light of the views expressed on February 7, 2005 by the Office of the Chief Accountant of the SEC concerning certain operating lease accounting issues and their application under generally accepted accounting principles. Because the Company's review has not been completed and audited by its registered public accounting firms, all results presented in this press release are preliminary and unaudited.
    The Company previously reported record sales for the fourth quarter and FY2004. Total sales for the fourth quarter of FY2004 increased 26.8% to $127.9 million, compared with sales of $100.9 million in the prior year period. Total sales for FY2004 increased 24.3% to $372.5 million, compared with sales of $299.7 million in the prior fiscal year. Comparable store sales rose 9.4% in the fourth quarter and 8.4% in FY2004, while combined catalog and internet sales increased 31.0% and 22.7%, in the fourth quarter and FY2004, respectively.

    A conference call to discuss this earnings press release will be held today, Monday, April 4, 2005 at 11:00 a.m. Eastern Time (ET). To participate in the call today please dial (USA) 877-209-0397 or (International) 612-332-1025 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available until April 11, 2005 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 768874.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 273 stores in 37 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB".

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.



                     JoS. A. Bank Clothiers, Inc.
                   Consolidated Statements of Income
          Quarters and Years Ended January 31, 2004 (FY2003)
                     and January 29, 2005 (FY2004)
           (in thousands, except earnings per share amounts)


                                         PRELIMINARY
                           Fourth Quarter            Fiscal Year
                       ----------------------- -----------------------
                          2003        2004        2003        2004
                       ----------- ----------- ----------- -----------
                      (as restated)           (as restated)

Net sales              $  100,938  $  127,943  $  299,663  $  372,500
Cost of goods sold         40,946      49,803     127,364     147,674
                       ----------- ----------- ----------- -----------

Gross profit               59,992      78,140     172,299     224,826
Operating expenses:
   Sales and marketing     33,878      46,042     110,230     143,586
   General and
    administrative          8,689      10,730      30,554      38,003
   Store opening costs        321         338       1,539       1,184
                       ----------- ----------- ----------- -----------

      Operating income     17,104      21,030      29,976      42,053

Interest expense, net         472         333       1,623       1,696
                       ----------- ----------- ----------- -----------

Income before
 provision for income
 taxes                     16,632      20,697      28,353      40,357
Provision for income
 taxes                      7,075       8,121      12,073      15,876
                       ----------- ----------- ----------- -----------

Net income             $    9,557  $   12,576  $   16,280  $   24,481
                       =========== =========== =========== ===========

Earnings per share:
Net income
      Basic            $     0.73  $     0.94  $     1.33  $     1.83
      Diluted          $     0.68  $     0.88  $     1.17  $     1.72
Weighted average
 number of shares
 outstanding
      Basic                13,125      13,405      12,248      13,344
      Diluted              14,070      14,231      13,883      14,231


                    JoS. A. Bank Clothiers, Inc
                    Consolidated Balance Sheets
                January 31, 2004 and January 29,2005
                           (in thousands)


                                                     PRELIMINARY
                                               -----------------------
                                                        As of
                                               -----------------------
                                               January 31, January 29,
                                                   2004        2005
                                               ----------- -----------
                                              (as restated)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                   $      875  $    1,425
   Accounts receivable                              4,201       4,798
   Inventories:
      Finished goods                              109,136     117,104
      Raw materials                                11,652       8,550
                                               ----------- -----------
         Total inventories                        120,788     125,654
   Prepaid expenses and other
    current assets                                 10,323      11,892
   Deferred income taxes                               --         893
                                               ----------- -----------
         Total current assets                     136,187     144,662

NONCURRENT ASSETS:
   Property, plant and
    equipment, net                                 61,961      85,056
   Deferred financing and other
    non-current assets                              1,235       1,508
   Deferred income taxes                            2,354          --
                                               ----------- -----------
         Total assets                          $  201,737  $  231,226
                                               =========== ===========
LIABILITIES & STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES:
   Accounts payable                            $   28,748  $   38,094
   Accrued expenses                                32,677      37,505
   Current portion of long-term
    debt                                            1,245         917
   Deferred income taxes                            1,308          --
                                               ----------- -----------
         Total current
          liabilities                              63,978      76,516

NONCURRENT LIABILITIES:
   Long term debt, excluding
    current portion                                28,618       5,942
   Non-current lease obligations                   21,487      31,753
   Non-current deferred tax
    liabilities                                        --       1,753
   Other non-current liabilities                    1,200         938
                                               ----------- -----------
         Total liabilities                        115,283     116,902
                                               ----------- -----------

STOCKHOLDERS' EQUITY:
   Common stock                                       122         124
   Additional paid-in capital                      64,207      67,594
   Retained earnings                               27,183      51,664
   Treasury stock                                  (5,058)     (5,058)
                                               ----------- -----------
         Total stockholders'
          equity                                   86,454     114,324
                                               ----------- -----------
         Total liabilities and
          stockholders' equity                 $  201,737  $  231,226
                                               =========== ===========


                      JoS. A. Bank Clothiers, Inc
                 Consolidated Statements of Cash Flows
  Years Ended January 31, 2004 (FY2003) and January 29, 2005 (FY2004)
                            (in thousands)


                                                     PRELIMINARY
                                                     Fiscal Year
                                               -----------------------
                                                  2003        2004
                                               ----------- -----------
                                              (as restated)

Cash flows from operating activities:
   Net income                                  $   16,280  $   24,481
   Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
      Deferred income taxes                           886       1,906
      Depreciation and amortization                 9,382      10,498
      Loss on disposals of property                    29           4
      Income tax benefit from exercise of non-
       qualified stock options                      1,528       2,256
      Changes in assets and liabilities:
         (Increase) decrease in accounts
          receivable                               (1,371)       (597)
         (Increase) decrease in inventories       (42,532)     (4,866)
         Increase in prepaid expenses and
          other assets                             (3,653)     (1,569)
         Decrease in non-current assets                --        (273)
         Increase (decrease) in accounts
          payable                                    (625)      9,346
         Increase in accrued expenses and
          other liabilities                         8,534         263
         Increase in noncurrent lease
          obligations                               7,206      10,266
         (Decrease) increase in other non-
          current liabilities                      (1,565)       (262)
                                               ----------- -----------

            Net cash provided by (used in)
             operating activities                  (5,901)     51,453
                                               ----------- -----------

Cash flows from investing activities:
   Payments for Capital expenditures              (24,680)    (29,939)
   Proceeds from disposal of assets                    --         907
                                               ----------- -----------

            Net cash (used for) investing
             activities                           (24,680)    (29,032)
                                               ----------- -----------

Cash flows from financing activities:
   Borrowings under revolving loan agreement       87,165      80,360
   Repayment of borrowings under revolving
    loan agreement                                (66,688)   (100,947)
   Repayment of other long-term debt               (1,133)     (2,417)
   Net proceeds from issuance of common stock       3,723       1,133
                                               ----------- -----------

            Net cash provided by (used in)
             financing activities                  23,067     (21,871)
                                               ----------- -----------

            Net increase (decrease) in cash
             and cash equivalents                  (7,514)        550

Cash and cash equivalents, beginning of year        8,389         875
                                               ----------- -----------

Cash and cash equivalents, end of year         $      875  $    1,425
                                               =========== ===========

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead
             David E. Ullman, EVP/CFO, 410-239-5715
                 or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA
             800-377-9893
             info@rjfalkner.com
             E-commerce Address: www.josbank.com